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                                                            EXHIBIT 99.(b)(4)(b)

                              COUNTRY INVESTORS LIFE ASSURANCE COMPANY
                              1701 N Towanda Avenue, PO Box 2000
                              Bloomington, IL 61702-2000
                              Phone (309) 821-3000

                         VARIABLE SETTLEMENT AGREEMENT

                         COUNTRY Investors Life Assurance Company, referred to in this agreement as "We", "Us", "Our", or the "Company", will pay the benefits of this agreement subject to all of its terms.

                         This agreement supplements the original contract. Unless otherwise stated, terms used in this agreement have the same meaning as such terms when used in the original contract.

                         For service or information on this agreement, contact Our agent, agency office or Our Variable Product Service Center, [PO Box 9239, Des Moines, Iowa 50306-9239, phone 888-349-4658, fax 515-226-6870].

                         The provisions on the following pages are a part of this agreement.

                         PAYMENTS MADE FROM FUNDS ALLOCATED TO THE SEPARATE ACCOUNT ARE BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT AND MAY INCREASE OR DECREASE DAILY. THESE PAYMENTS ARE NOT GUARANTEED AS TO DOLLAR AMOUNTS.


                         /s/ [ILLEGIBLE]                    /s/ [ILLEGIBLE]
                            Secretary                          President

CI-VAAGRMNT-04

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                                CONTRACT CONTENTS

                                                                   PAGE NO.
Introduction to Contract                                            Cover
Variable Settlement Election Form                                     1
SECTION I - DEFINITIONS
   Annuity Unit                                                       3
   Assumed Interest Rate                                              3
   Effective Date                                                     3
   Fixed Interest Option                                              3
   Fund                                                               3
   General Account                                                    3
   Owner                                                              3
   Payee                                                              3
   Proceeds                                                           3
   SEC                                                                3
   Valuation Period                                                   3
   Variable Account                                                   3
   We, Us, Our, and Company                                           3
   You and Your                                                       3
SECTION II - THE CONTRACT
   This is a Contract                                                 4
   Change or Waiver of Terms                                          4
   Misstatement of Age or Sex                                         4
   Assignment                                                         4
   Payments During Minority                                           4
   Payments to Trustee                                                4
   Claims of Creditors                                                4
   Non-Segregation of Funds                                           4
SECTION III - SETTLEMENT AND PAYMENT OF PROCEEDS
   Settlement Options                                                 4
   Allocation                                                         4
   Exchanges of Annuity Units                                         5
   Surrender                                                          5
   Cash Surrender Value                                               5
   Delay of Payment                                                   5
   Amount of Variable Payments                                        5
   Annuity Unit Value                                                 6
   Net Investment Factor                                              6
   Settlement Benefit                                                 6
   Minimum Amounts                                                    7
SECTION IV - VARIABLE ACCOUNT
   Variable Account                                                   7

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                                    SECTION I
                                   DEFINITIONS

The following section defines certain terms used in this agreement. Please refer to Your original contract for definitions of other terms.

        ANNUITY UNIT     An accounting unit of measure used to calculate
                         the amount of payments.

    ASSUMED INTEREST     The assumed interest rate in the Variable Settlement
     RATE AND FACTOR     Option Tables is 5% per year. The daily assumed
                         interest factor derived from an Assumed Interest Rate of 5% is 0.9998663. We may also offer other Assumed
                         Interest Rates and other Variable Settlement Options from time to time, which may be available at the time
                         You elect a settlement option.

      EFFECTIVE DATE     The date of which the Proceeds are applied to a
                         settlement option.

      FIXED INTEREST     An option whereby payments made are based on a
              OPTION     guaranteed interest rate equal to the Assumed Interest
                         Rate. The Fixed Interest Option is supported by the
                         General Account.

                FUND The Investment Options shown on Page 1 of this agreement. The corresponding Funds are registered with the SEC under the Investment Company Act of 1940 as an open-end diversified management investment company or unit investment trust in which the Account invests.

     GENERAL ACCOUNT     All Our assets other than those allocated to the
                         Variable Account or any other Separate Account. We have complete ownership and control of the assets of the General Account.

               OWNER The person who own owns the original contract and this agreement and who is entitled to exercise all rights and privileges provided in the original contract and this agreement. The original Owner is the primary Payee as shown on Page 1.

               PAYEE The primary Payee(s) as named on Page 1 of this agreement. Upon the death of the primary Payee, it means any contingent Payees who become Payees under this agreement. The interest of any Payee in a class who dies before You will pass to any survivors of the class, share and share alike, unless otherwise provided on Page 1 of this agreement. If no Payee in a class survives, We will pay the Proceeds to the next contingent Payee(s). If no contingent Payee survives, We will pay the Proceeds to the estate of the last Payee to die.

            PROCEEDS The total amount You apply to a Fixed or Variable Settlement Option on the Effective Date of this agreement.

                 SEC     The U.S. Securities and Exchange Commission.

    VALUATION PERIOD     The period between the close of business on a Business
                         Day and the close of business on the next Business Day.

    VARIABLE ACCOUNT     The same Variable Account as described in the original
                         contract and is subject to the same provisions as described in the original contract. It is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust.

    WE, US, OUR, AND     COUNTRY Investors Life Assurance Company.
             COMPANY

         YOU OR YOUR     The Payee.

                                        3
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                                   SECTION II
                                  THE CONTRACT

  THIS IS A CONTRACT     This is a legal contract between the Owner and the
                         Company. The entire contract includes the original contract and other attached papers, if any, which by this agreement, form the entire agreement.

 CHANGE OR WAIVER OF     No change or waiver of any terms will be valid unless
               TERMS     it is in writing and signed by Our President, Vice
                         President, Secretary, Assistant Secretary, or Actuary.

     MISSTATEMENT OF     We have the right to reduce future payments for
          AGE OR SEX     misstated Age or sex. The total payments will never
                         exceed the total of all payments which would have been paid had Your Age and sex been stated correctly.

          ASSIGNMENT     Neither the Payee nor the Owner can assign the Proceeds
                         or the payments of this agreement to another party.

     PAYMENTS DURING     Except as provided by statute, any payments due a minor
            MINORITY     Payee shall be paid to the legal guardian of such
                         minor. Any privilege of a minor Payee to withdraw or change this agreement may be exercised only through the legal guardian of such minor Payee.

 PAYMENTS TO TRUSTEE     Any payment made to a trustee(s) will be subject to the
                         following:

                         1. Evidence of qualification of the trust must be furnished to Us within 90 days of the effective date such payment is due.
                         2. Such payment will be made to the executor or administrator of the estate of the deceased Payee if evidence of qualification is not provided within such 90 days or if such trustee(s) disclaim all right to receive such payment.

                         It is understood and agreed that the Company is not a party to or bound by the conditions of the trust. Payment to such trustee(s), or to the executor or administrator, if for any reason such trustee(s) does not qualify as provided herein, will be a complete discharge of the Company's obligations hereunder to the extent of the payments made. The Company will be under no further obligation to oversee administration of such payments.

 CLAIMS OF CREDITORS     Payments to any Payee(s) will be exempt from the claims
                         of creditors to the maximum extent allowed by law.

  NON-SEGREGATION OF     Any Proceeds held by Us in the Fixed Interest Option of
               FUNDS     this agreement may be mingled with the general funds of
                         the Company. We will not be under any duty or requirement to segregate or separately invest the Proceeds of the fixed account.

                                   SECTION III
                       SETTLEMENT AND PAYMENT OF PROCEEDS

  SETTLEMENT OPTIONS     The settlement option the Payee has chosen is listed on
                         Page 1 of this agreement. Under this option, payments may be made on a fixed dollar basis, a variable basis, or a combination of both.

          ALLOCATION     On the Effective Date, the Payee will determine the
                         percentage of Proceeds that will be allocated to the Subaccounts and to the Fixed Interest Option. Any allocation must be for at least 10% of the Proceeds. A fractional percent may not be chosen.

                                        4
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        EXCHANGES OF     The Payee may exchange Annuity Units of one Subaccount
       ANNUITY UNITS     for those of another on a dollar equivalent basis.

                         The  following rules apply to exchanges:

                         1. the exchange request may be by telephone or in writing on a form acceptable to Us;
                         2. the exchange will take effect as of the end of the Valuation Period during which We receive the request at Our Variable Product Service Center; and
                         3. the Payee may exchange Annuity Units among the Subaccounts an unlimited number of times in a Contract Year.

           SURRENDER     The Payee may make a surrender under this agreement and
                         receive the Cash Surrender Value, if any, subject to the following rules:

                         1. The Payee must send a written request to Us along with such information or evidence as may be required by law or as may be needed to process the request;
                         2. Surrender can only be made during the period in which We guarantee variable annuity payments for a specified number of years;
                         3. We have the right to defer payment of a surrender from the Fixed Interest Option for up to 6 months;
                         4.   Upon surrender, the contract will terminate.

                         The  Payee may not make a partial withdrawal.

CASH SURRENDER VALUE     The value payable at full surrender of the Variable
                         Settlement Option will be equal to the commuted value of payments remaining in the guaranteed period, if any.

                         The interest rate used to compute the commuted value of any unpaid payments remaining in the guaranteed period will be the Assumed Interest Rate. Each payment under a Variable Settlement Option will be assumed to be equal to the number of Annuity Units times the applicable annuity unit value.

    DELAY OF PAYMENT     Proceeds from surrenders will usually be mailed to the
                         Payee within 7 days after the Payee's signed request is received in Our Variable Product Service Center. We will usually mail any death claim Proceeds within 7 days after We receive Due Proof of Death. We have the right to delay such payment whenever:

                         1. the New York Stock Exchange is closed other than on customary weekends and any holiday closing;
                         2. trading on the New York Stock Exchange is restricted as determined by the SEC;
                         3. the SEC, by order, permits postponement for the protection of contract owners; or
                         4. as a result of an emergency, as determined by the SEC, it is not reasonably possible to dispose of securities or to determine the value of the net assets of the Variable Account.

  AMOUNT OF VARIABLE     The amount of the first payment under a Variable
            PAYMENTS     Settlement Option is equal to:

                         1. the number of thousands of dollars of Proceeds applied to the option; TIMES

                                        5
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                         2.   the factor per $1,000 for the option, from the
                              Variable Settlement Option Tables.

                         The amount of each later payment is equal to the sum for each Subaccount of the number of Annuity Units times the applicable annuity unit value as of the end of the Valuation Period on the payment date selected.

  ANNUITY UNIT VALUE     The number of Annuity Units credited under a Variable
                         Settlement Option for each Subaccount is equal to:

                         1.   the amount of the first payment; TIMES
                         2. the initial Subaccount percentage allocation; DIVIDED BY
                         3. the applicable annuity unit value as of the option's effective date.

                         The number of Annuity Units remains constant. However, if You exchange Annuity Units among the Subaccounts, the units are exchanged on a dollar equivalent basis.

                         The annuity unit values depend on the Assumed Interest Rate and on the net investment factor. An annuity unit value is determined for each Subaccount for each Valuation Period. The annuity unit value of each Subaccount for its first Valuation Period was set at $1.00. Each annuity unit value for each later Valuation Period is equal to:

                         1. the annuity unit value for the immediately preceding Valuation Period; TIMES
                         2. the net investment factor for that Valuation Period; TIMES
                         3. the daily assumed interest factor for each day in that Valuation Period.

      NET INVESTMENT     The net investment factor for each Subaccount for each
              FACTOR     Valuation Period is determined by dividing "1" by "2"
                         and subtracting "3" from the result, where:

                         1.   is equal to:
                                   a. the net asset value of the Subaccount as of the end of the Valuation Period; PLUS
                                   b.   the amount of all investment income and
                                        capital gains, realized or unrealized,
                                        credited to the net assets of the
                                        Subaccount during the Valuation Period;
                                        MINUS
                                   c.   the amount of capital losses, realized
                                        or unrealized, charged against the net
                                        assets during the Valuation Period;
                                        MINUS
                                   d.   the amount charged against the
                                        Subaccount for taxes, or any amount set
                                        aside during the Valuation Period by the Company as a provision for taxes attributable to the operation or maintenance of the Subaccount;

                         2. is equal to the net asset value of the Subaccount for the immediately preceding Valuation Period;

                         3. is a charge no greater than 0.0038091% of the net assets in the Subaccount for each day in the Valuation Period.

  SETTLEMENT BENEFIT     While You live, We will pay You an income beginning on
                         the Effective Date. If You live before all guaranteed payments have been made, any remaining amounts will be paid as shown on Page 1 of this agreement.

                                        6
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     MINIMUM AMOUNTS     We reserve the right:

                         1. to refuse to accept or retain an amount of Proceeds of less than $5,000; and
                         2. if payments as provided in this agreement will be less than $100 each, to make payments at less frequent intervals.

                                   SECTION IV
                                VARIABLE ACCOUNT

    VARIABLE ACCOUNT     The Variable Account under this agreement is the same
                         as the Variable Account under the original contract. We own the assets of the Variable Account. We will value the assets of the Variable Account each Business Day.
                         The Variable Account is divided into Subaccounts. The
                         Subaccounts are listed on Page 1 of this agreement. The
                         Payee will determine the percentage of Proceeds that will be allocated to each Subaccount. The Fund has several Investment Options each of which corresponds to one of the Subaccounts of the Variable Account. The
                         Investment Options are listed on Page 1 of this agreement. Amounts allocated to a Subaccount will automatically be invested in the fund investment option associated with that Subaccount. The Payee will share only in the income, gains or losses of the Investment
                         Option(s) where shares are held.

                                        7
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VARIABLE SETTLEMENT AGREEMENT

PAYMENTS MADE FROM FUNDS ALLOCATED TO THE SEPARATE ACCOUNT ARE BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT AND MAY INCREASE OR DECREASE DAILY. THESE PAYMENTS ARE NOT GUARANTEED AS TO DOLLAR AMOUNTS.